UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2019

DELMAR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (604) 629-5989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DMPI	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2019, DelMar Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC and Dawson James Securities, Inc. (the “Representatives”), as representatives of the several underwriters named therein, relating to the sale of 6,750,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) (or pre-funded warrants to purchase Common Stock in lieu thereof) and common warrants to purchase up to an aggregate of 6,750,000 shares of Common Stock (the “Offering”). Each share of Common Stock or pre-funded warrant, as applicable, was sold together with a common warrant to purchase one share of Common Stock at a combined effective price to the public of $1.00 per share and accompanying common warrant. The Offering is expected to close on or about August 16, 2019.

The Company expects the net proceeds from the Offering will be approximately $6.0 million after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for its clinical trials and for general corporate purposes, which may include working capital, capital expenditures, research and development and other commercial expenditures. In addition, the Company may use the net proceeds from the Offering for investments in businesses, products or technologies that are complementary to its business.

The common warrants are exercisable immediately at an exercise price of $1.00 per share and will expire five years from the date of issuance. The pre-funded warrants are exercisable immediately at an exercise price of $0.01 per share and will remain outstanding until they are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise of the common warrants and pre-funded warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, among other events as described in the common warrants and pre-funded warrants. The shares of Common Stock or pre-funded warrants, as applicable, and the accompanying common warrants can only be purchased together in this Offering but will be issued separately.

The Company has granted the underwriters a 45-day option, ending September 28, 2019, to purchase up to an additional 1,012,500 shares of Common Stock and/or common warrants to purchase up to 1,012,500 shares of Common Stock, at the public offering price less discounts and commissions.

Maxim Group LLC is acting as the book-running manager and Dawson James Securities, Inc. is acting as a co-manager in connection with the Offering, which was a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (Registration No. 333-232931) that was declared effective by the Securities and Exchange Commission (the “SEC”) on August 14, 2019. The Offering was made only by means of a prospectus forming a part of the effective registration statement. The Company will pay the underwriters a commission equal to 8.0% of the gross proceeds of the Offering and other expenses. As additional compensation, the Company will issue warrants to the Representatives to purchase a number of shares equal to five percent (5%) of the total number of shares of Common Stock sold in the Offering (the “Underwriter Warrants”). The Underwriter Warrants will have an exercise price of $1.15 per share, will be exercisable for three years from the date of the Underwriting Agreement and may be exercised on a cashless basis in certain circumstances specified therein.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed, subject to certain exceptions, not to offer, issue or sell any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of ninety (90) days following the Offering without the prior written consent of the Representatives.

In connection with the Offering, on August 14, 2019, certain purchasers entered into leak-out agreements with the Company (each a “Leak-Out Agreement” and collectively, the “Leak-Out Agreements”). Pursuant to the Leak-Out Agreements, for a period beginning on the date of the Underwriting Agreement and ending on September 24, 2019 (the “Leak-Out Period”), if any of the purchasers that are signatory to the Leak-Out Agreements decide to sell any securities during the Leak-Out Period, they will only be permitted to sell securities in such amount as shall equal up to 35% in the aggregate of the average daily volume of the Common Stock on any given trading day, as reported by Bloomberg, LP. However, the foregoing restriction shall not apply to (a) any sales of the common warrants sold in the Offering or (b) any actual “long” (as defined in Regulation SHO of the Securities Exchange Act of 1934, as amended) sales of Common Stock by the purchaser or any of the purchaser’s affiliates at a price per share greater than $2.25 (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the pricing date).

On August 14, 2019, the Company also entered into a Warrant Agency Agreement (the “Warrant Agency Agreement”) with Mountain Share Transfer, LLC (the “Transfer Agent”) pursuant to which the Transfer Agent agreed to act as transfer agent with respect to the common warrants.

The foregoing descriptions of the Underwriting Agreement, the Warrant Agency Agreement, the Underwriter Warrants, the common warrants and the pre-funded warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Warrant Agency Agreement and the forms of the Underwriter Warrant, common warrant and pre-funded warrant, copies of which will be filed as exhibits to an amendment to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Date: August 14, 2019	By:	/s/ Scott Praill
Scott Praill
Chief Financial Officer

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